SMITH BARNEY SECTOR SERIES INC.
sMITH BARNEY FINANCIAL SERVICES FUND
SMITH BARNEY HEALTH SCIENCES FUND
SMITH BARNEY TECHNOLOGY FUND


Sub-Item 77E

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statement of Additional Information dated JUNE 2, 2005 filed on JUNE 2, 2005.
(Accession No. 0001193125-05-9196)